Exhibit 3.1

CERTIFICATE OF FORMATION

OF

HYUNDAI ABS FUNDING, LLC

The undersigned desires to form a limited liability company pursuant to the provisions of the Delaware Limited Liability Company Act, 6 Del C. §18-101 et seq., and hereby states as follows:

ARTICLE I

The name of the limited liability company is Hyundai ABS Funding, LLC (hereinafter referred to as the "Company").

ARTICLE II

The address of the registered office of the Company in the State of Delaware is c/o National Registered Agents, Inc., 160 Greentree Drive, Suite 101, in the City of Dover, County of Kent, Delaware 19904.

ARTICLE III

The name and address of the registered agent for service of process on the Company in the State of Delaware is National Registered Agents, Inc., 160 Greentree Drive, Suite 101, in the City of Dover, County of Kent, Delaware 19904.

IN WITNESS OF THE FOREGOING, the undersigned has duly executed this Certificate of Formation this 8th day of December, 2015.

By:	/s/ Sukjin Oh
Sukjin Oh
Authorized Person

Hyundai ABS Funding, LLC

Certificate of Formation